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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Synopsys, Inc.:

     We consent to incorporation by reference in the registration statement dated on or about December 23, 1998, on Amendment No. 1 to Form S-3 of Synopsys, Inc. of our report dated October 26, 1998, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of September 30, 1998, and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1998, and the related consolidated financial statement schedule, which report is incorporated by reference in the September 30, 1998, annual report on Form 10-K of Synopsys, Inc., and to the reference to our firm under the heading "experts" in the prospectus.



                                       /S/ KPMG PEAT MARWICK LLP



Mountain View, California
December 18, 1998